BNY Mellon 2Q17 Earnings Release

News Release

BNY MELLON REPORTS SECOND QUARTER EARNINGS OF $926 MILLION OR $0.88 PER COMMON SHARE

•	Earnings per common share up 17% year-over-year

TOTAL REVENUE OF $3.96 BILLION, INCREASED 5% YEAR-OVER-YEAR

•	Investment management and performance fees increased 6% on record assets under management

•	Investment services fees increased 4% on record assets under custody and/or administration

•	Net interest revenue increased 8%

CONTINUED FOCUS ON EXPENSE CONTROL

•	Total noninterest expense up 1% year-over-year

EXECUTING ON CAPITAL PLAN AND RETURNING VALUE TO COMMON SHAREHOLDERS

•	Returned over $700 million to shareholders through share repurchases and dividends

•	Return on common equity of 10%; Adjusted return on tangible common equity of 22% (a)

•	SLR – transitional of 6.2%; SLR – fully phased-in of 6.0% (a)

BOARD APPROVED QUARTERLY COMMON STOCK DIVIDEND INCREASE OF 26% TO $0.24 PER SHARE AND THE REPURCHASE OF UP TO $3.1 BILLION OF COMMON STOCK

NEW YORK, July 20, 2017 – The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) today reported second quarter net income applicable to common shareholders of $926 million, or $0.88 per diluted common share. Net income applicable to common shareholders was $825 million, or $0.75 per diluted common share, in the second quarter of 2016, and $880 million, or $0.83 per diluted common share, in the first quarter of 2017.

“During the second quarter, healthy revenue growth in both our investment management and investment services businesses and the more favorable rate environment helped us maintain double-digit earnings per share growth and drive substantial positive operating leverage on a year-over-year basis. We and our clients are just beginning to capitalize on the benefits of our strategy and investments in growth. We have distinctive capabilities in areas such as collateral management solutions, middle-office outsourcing and liability-driven investments, and made an early commitment to delivering an industry-leading digital investment platform. We believe we are well positioned to help our clients meet regulatory requirements and navigate today’s financial marketplace while at the same time make it easier for them to access the insights and information they need,” Gerald L. Hassell, chairman, said.

“The results of the 2017 annual stress tests proved the resilience of our capital position. Our business model has been consistently generating high levels of capital, enabling us to announce a capital plan that includes share repurchases of up to $3.1 billion and an approximately 26 percent increase in the quarterly dividend,” Mr. Hassell concluded.

Charles W. Scharf, chief executive officer, added, “I am excited to join the company and I’m pleased to see Gerald and the team were able to deliver solid results in Gerald’s last quarter as CEO. They have generated momentum, and we will work really hard to build on it by continuing to put our clients first and by maintaining our position as a strong, trusted and well-respected partner. We will not waver in our focus on continually becoming more efficient, improving our client experience, and growing our revenues by expanding our already great set of capabilities.”
__________________________________________

(a)
These measures are considered to be Non-GAAP. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 22 for the adjusted return on tangible common equity reconciliation. See “Capital and Liquidity” beginning on page 11 for the reconciliation of the SLR.

Media Relations: Eva Radtke (212) 635-1504	Investor Relations: Valerie Haertel (212) 635-8529

BNY Mellon 2Q17 Earnings Release

SECOND QUARTER 2017 FINANCIAL HIGHLIGHTS (a)
(comparisons are 2Q17 vs. 2Q16, unless otherwise stated)

Earnings

•	Total revenue of $4.0 billion, increased 5%.

•
Investment services fees increased 4% reflecting growth in clearing services fees, net new business, including collateral management solutions, and higher equity market values, offset by the unfavorable impact of a stronger U.S. dollar.

•
Investment management and performance fees increased 6% due to higher market values, money market fees and performance fees, offset by the unfavorable impact of a stronger U.S. dollar (principally versus the British pound). On a constant currency basis, investment management and performance fees increased 9% (Non-GAAP) (a).

•	Foreign exchange revenue decreased 9% reflecting lower volatility, offset by higher volumes.

•	Investment and other income increased $48 million driven by lease-related gains.

•	Net interest revenue increased 8% driven by interest rates and lower premium amortization, offset by lower interest-earning assets and higher average long-term debt.

•	The provision for credit losses was a credit of $7 million.

•
Noninterest expense of $2.7 billion, increased 1% reflecting higher professional, legal and other purchased services (related to regulatory and compliance costs, including the 2017 resolution plan), software and litigation expenses, offset by the favorable impact of a stronger U.S. dollar and lower net occupancy expense.

•	Effective tax rate of 25.4% for 2Q17.

•	Preferred stock dividends of $49 million in 2Q17.

Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)

•	Record AUC/A of $31.1 trillion increased 5% reflecting higher market values.

•	Estimated new AUC/A wins in Asset Servicing of $152 billion in 2Q17.

•	Record AUM of $1.77 trillion increased 6% reflecting higher market values and net inflows, offset by the unfavorable impact of a stronger U.S. dollar (principally versus the British pound).

•	Net long-term inflows of $3 billion in 2Q17 reflecting inflows of liability-driven and fixed income investments, partially offset by outflows of index investments.

•	Net short-term inflows of $11 billion in 2Q17 were a result of increased distribution through our liquidity portals.

Capital and liquidity

•	Repurchased 11 million common shares for $506 million and paid $199 million in dividends to common shareholders.

•	Return on common equity of 10%; Adjusted return on tangible common equity of 22% (a).

•	SLR – transitional of 6.2%; SLR – fully phased-in of 6.0% (a).

•	Average LCR of 116%.

•
Board approved quarterly common stock dividend increase of 26% to $0.24 per share and the repurchase of up to $3.1 billion of common stock, including the repurchase of $500 million of common stock contingent upon a preferred stock issuance, over the next four quarters.

(a)
See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 22 for the reconciliation of Non-GAAP measures. In all periods presented, Non-GAAP information excludes the net income attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges. See “Capital and Liquidity” beginning on page 11 for the reconciliation of the SLR.

Note: Throughout this document, sequential growth rates are unannualized.

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BNY Mellon 2Q17 Earnings Release

FINANCIAL SUMMARY

(dollars in millions, except per share amounts; common shares in thousands)						2Q17 vs.
	2Q17	1Q17	4Q16	3Q16	2Q16	1Q17		2Q16
Revenue:
Fee and other revenue	$3,120	$3,018	$2,954	$3,150	$2,999	3%		4%
Income from consolidated investment management funds	10	33	5	17	10
Net interest revenue	826	792	831	774	767	4		8
Total revenue – GAAP	3,956	3,843	3,790	3,941	3,776	3		5
Less: Net income attributable to noncontrolling interests related to consolidated investment management funds	3	18	4	9	4
Total revenue, as adjusted – Non-GAAP	3,953	3,825	3,786	3,932	3,772	3		5
Provision for credit losses	(7)	(5)	7	(19)	(9)
Expense:
Noninterest expense – GAAP	2,655	2,642	2,631	2,643	2,620	—		1
Less: Amortization of intangible assets	53	52	60	61	59
M&I, litigation and restructuring charges	12	8	7	18	7
Total noninterest expense, as adjusted – Non-GAAP	2,590	2,582	2,564	2,564	2,554	—		1
Income:
Income before income taxes	1,308	1,206	1,152	1,317	1,165	8%		12%
Provision for income taxes	332	269	280	324	290
Net income	$976	$937	$872	$993	$875
Net (income) attributable to noncontrolling interests (a)	(1)	(15)	(2)	(6)	(2)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	975	922	870	987	873
Preferred stock dividends	(49)	(42)	(48)	(13)	(48)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$926	$880	$822	$974	$825

Operating leverage (b)						245	bps	343	bps
Adjusted operating leverage – Non-GAAP (b)(c)						304	bps	339	bps

Key Metrics:
Pre-tax operating margin (c)	33%	31%	30%	33%	31%
Adjusted pre-tax operating margin – Non-GAAP (c)	35%	33%	32%	35%	33%

Return on common equity (annualized) (c)	10.4%	10.2%	9.3%	10.8%	9.3%
Adjusted return on common equity (annualized) – Non-GAAP (c)	10.8%	10.7%	9.8%	11.3%	9.7%

Return on tangible common equity (annualized) – Non- GAAP (c)(d)	21.9%	22.2%	20.4%	23.5%	20.4%
Adjusted return on tangible common equity (annualized) – Non-GAAP (c)(d)	22.1%	22.4%	20.5%	23.6%	20.5%

Fee revenue as a percentage of total revenue	79%	78%	78%	79%	79%

Percentage of non-U.S. total revenue	35%	34%	34%	36%	34%

Average common shares and equivalents outstanding:
Basic	1,035,829	1,041,158	1,050,888	1,062,248	1,072,583
Diluted	1,041,879	1,047,746	1,056,818	1,067,682	1,078,271

Period end:
Full-time employees	52,800	52,600	52,000	52,300	52,200
Book value per common share – GAAP (d)	$35.26	$34.23	$33.67	$34.19	$33.72
Tangible book value per common share – Non-GAAP (d)	$17.53	$16.65	$16.19	$16.67	$16.25
Cash dividends per common share	$0.19	$0.19	$0.19	$0.19	$0.17
Common dividend payout ratio	22%	23%	25%	21%	23%
Closing stock price per common share	$51.02	$47.23	$47.38	$39.88	$38.85
Market capitalization	$52,712	$49,113	$49,630	$42,167	$41,479
Common shares outstanding	1,033,156	1,039,877	1,047,488	1,057,337	1,067,674
(a)    Primarily attributable to noncontrolling interests related to consolidated investment management funds.

(b)
Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 22 for the components of this measure.

(c)
Non-GAAP information for all periods presented excludes the net income attributable to noncontrolling interests related to consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges. Non-GAAP information for 3Q16 also excludes a recovery of the previously impaired loan to Sentinel Management Group, Inc. (“Sentinel”). See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 22 for the reconciliation of Non-GAAP measures.

(d)
Tangible book value per common share – Non-GAAP and tangible common equity exclude goodwill and intangible assets, net of deferred tax liabilities. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 22 for the reconciliation of Non-GAAP measures.

bps – basis points.

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BNY Mellon 2Q17 Earnings Release

KEY MARKET METRICS

The following table presents key market metrics at period end and on an average basis.

Key market metrics						2Q17 vs.
	2Q17	1Q17	4Q16	3Q16	2Q16	1Q17	2Q16
S&P 500 Index (a)	2423	2363	2239	2168	2099	3%	15%
S&P 500 Index – daily average	2398	2326	2185	2162	2075	3	16
FTSE 100 Index (a)	7313	7323	7143	6899	6504	—	12
FTSE 100 Index – daily average	7391	7274	6923	6765	6204	2	19
MSCI EAFE (a)	1883	1793	1684	1702	1608	5	17
MSCI EAFE – daily average	1856	1749	1660	1677	1648	6	13
Barclays Capital Global Aggregate BondSM Index (a)(b)	471	459	451	486	482	3	(2)
NYSE and NASDAQ share volume (in billions)	199	186	189	186	203	7	(2)
JPMorgan G7 Volatility Index – daily average (c)	7.98	10.10	10.24	10.19	11.12	(21)	(28)
Average interest on excess reserves paid by the Federal Reserve	1.04%	0.79%	0.55%	0.50%	0.50%	25 bps	54 bps
Foreign exchange rates vs. U.S. dollar:
British pound (a)	$1.30	$1.25	$1.23	$1.30	$1.34	4%	(3)%
British pound – average rate	1.28	1.24	1.24	1.31	1.43	3	(10)
Euro (a)	1.14	1.07	1.05	1.12	1.11	7	3
Euro – average rate	1.10	1.07	1.08	1.12	1.13	3	(3)

(a)	Period end.

(b)	Unhedged in U.S. dollar terms.

(c)	The JPMorgan G7 Volatility Index is based on the implied volatility in 3-month currency options.
bps – basis points.

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BNY Mellon 2Q17 Earnings Release

FEE AND OTHER REVENUE

Fee and other revenue						2Q17 vs.
(dollars in millions)	2Q17	1Q17	4Q16	3Q16	2Q16	1Q17	2Q16
Investment services fees:
Asset servicing (a)	$1,085	$1,063	$1,068	$1,067	$1,069	2%	1%
Clearing services	394	376	355	349	350	5	13
Issuer services	241	251	211	337	234	(4)	3
Treasury services	140	139	140	137	139	1	1
Total investment services fees	1,860	1,829	1,774	1,890	1,792	2	4
Investment management and performance fees	879	842	848	860	830	4	6
Foreign exchange and other trading revenue	165	164	161	183	182	1	(9)
Financing-related fees	53	55	50	58	57	(4)	(7)
Distribution and servicing	41	41	41	43	43	—	(5)
Investment and other income	122	77	70	92	74	N/M	N/M
Total fee revenue	3,120	3,008	2,944	3,126	2,978	4	5
Net securities gains	—	10	10	24	21	N/M	N/M
Total fee and other revenue	$3,120	$3,018	$2,954	$3,150	$2,999	3%	4%

(a)	Asset servicing fees include securities lending revenue of $48 million in 2Q17, $49 million in 1Q17, $54 million in 4Q16, $51 million in 3Q16 and $52 million in 2Q16.
N/M – Not meaningful.

KEY POINTS

•
Asset servicing fees increased 1% year-over-year and 2% sequentially, primarily reflecting net new business, including growth of collateral management solutions, and higher equity market values. The year-over-year increase was partially offset by the unfavorable impact of a stronger U.S. dollar and the impact of downsizing the retail UK transfer agency business.

•	Clearing services fees increased 13% year-over-year and 5% sequentially, primarily driven by higher money market fees and growth in long-term mutual fund assets.

•
Issuer services fees increased 3% year-over-year and decreased 4% sequentially. The year-over-year increase primarily reflects higher Depositary Receipts revenue. The sequential decrease primarily reflects seasonality in Depositary Receipts revenue.

•
Treasury services fees increased 1% both year-over-year and sequentially, primarily reflecting higher payment volumes, partially offset by higher compensating balance credits provided to clients, which reduces fee revenue and increases net interest revenue.

•
Investment management and performance fees increased 6% year-over-year and 4% sequentially, primarily reflecting higher market values, money market fees and performance fees. The year-over-year increase was partially offset by the unfavorable impact of a stronger U.S. dollar (principally versus the British pound). On a constant currency basis, investment management and performance fees increased 9% (Non-GAAP) year-over-year.

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BNY Mellon 2Q17 Earnings Release

•	Foreign exchange and other trading revenue
	(in millions)	2Q17	1Q17	4Q16	3Q16	2Q16
	Foreign exchange	$151	$154	$175	$175	$166
	Other trading revenue (loss)	14	10	(14)	8	16
	Total foreign exchange and other trading revenue	$165	$164	$161	$183	$182

Foreign exchange revenue decreased 9% year-over-year and 2% sequentially, primarily reflecting lower volatility, partially offset by higher volumes.

•	Financing-related fees decreased 7% year-over-year and 4% sequentially, primarily reflecting lower underwriting fees.

•	Investment and other income
	(in millions)	2Q17	1Q17	4Q16	3Q16	2Q16
	Lease-related gains (losses)	$51	$1	$(6)	$—	$—
	Corporate/bank-owned life insurance	43	30	53	34	31
	Expense reimbursements from joint venture	17	14	15	18	17
	Seed capital gains (a)	10	9	6	16	11
	Equity investment income (loss)	7	26	(2)	(1)	(4)
	Asset-related (losses) gains	(5)	3	1	8	1
	Other (loss) income	(1)	(6)	3	17	18
	Total investment and other income	$122	$77	$70	$92	$74

(a)
Excludes the gain (loss) on seed capital investments in consolidated investment management funds which are reflected in operations of consolidated investment management funds, net of noncontrolling interests. The gain on seed capital investments in consolidated investment management funds was $7 million in 2Q17, $15 million in 1Q17, $1 million in 4Q16, $8 million in 3Q16 and $6 million in 2Q16.

Both the year-over-year and sequential increases in investment and other income primarily reflect lease-related gains and higher income from corporate/bank-owned life insurance. The year-over-year increase was partially offset by the negative impact of foreign exchange translation and lower other income driven by our investments in renewable energy. The sequential increase was partially offset by a net gain related to an equity investment recorded in 1Q17.

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BNY Mellon 2Q17 Earnings Release

NET INTEREST REVENUE

Net interest revenue						2Q17 vs.
(dollars in millions)	2Q17	1Q17	4Q16	3Q16	2Q16	1Q17		2Q16
Net interest revenue – GAAP	$826	$792	$831	$774	$767	4%		8%
Tax equivalent adjustment	12	12	12	12	13	N/M		N/M
Net interest revenue (FTE) – Non-GAAP (a)	$838	$804	$843	$786	$780	4%		7%

Net interest margin – GAAP	1.14%	1.13%	1.16%	1.05%	0.97%	1	bps	17	bps
Net interest margin (FTE) – Non-GAAP (a)	1.16%	1.14%	1.17%	1.06%	0.98%	2	bps	18	bps

Selected average balances:
Cash/interbank investments	$111,021	$106,069	$104,352	$114,544	$137,995	5%		(20)%
Trading account securities	2,455	2,254	2,288	2,176	2,152	9		14
Securities	117,227	114,786	117,660	118,405	118,002	2		(1)
Loans	58,793	60,312	63,647	61,578	60,284	(3)		(2)
Interest-earning assets	289,496	283,421	287,947	296,703	318,433	2		(9)
Interest-bearing deposits	142,336	139,820	145,681	155,109	165,122	2		(14)
Noninterest-bearing deposits	73,886	73,555	82,267	81,619	84,033	—		(12)
Long-term debt	27,398	25,882	24,986	23,930	22,838	6		20

Selected average yields/rates: (b)
Cash/interbank investments	0.67%	0.56%	0.47%	0.43%	0.44%
Trading account securities	2.85	3.12	3.17	2.62	2.45
Securities	1.72	1.71	1.67	1.56	1.56
Loans	2.44	2.15	1.92	1.84	1.85
Interest-earning assets	1.47	1.38	1.30	1.19	1.14
Interest-bearing deposits	0.09	0.03	(0.01)	(0.02)	0.03
Long-term debt	1.87	1.85	1.36	1.54	1.54

Average cash/interbank investments as a percentage of average interest-earning assets	38%	37%	36%	39%	43%
Average noninterest-bearing deposits as a percentage of average interest-earning assets	26%	26%	29%	28%	26%

(a)
Net interest revenue (FTE) – Non-GAAP and net interest margin (FTE) – Non-GAAP include the tax equivalent adjustments on tax-exempt income which allows for comparisons of amounts arising from both taxable and tax-exempt sources and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

(b)	Yields/rates include the impact of interest rate hedging activities.
FTE – fully taxable equivalent.
N/M – Not meaningful.
bps – basis points.

KEY POINTS

•
Net interest revenue increased 8% year-over-year and 4% sequentially, primarily reflecting higher interest rates. The year-over-year increase also reflects lower premium amortization, partially offset by lower interest-earning assets and higher average long-term debt. The sequential increase also reflects an additional interest-earning day and higher interest-earning assets.

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BNY Mellon 2Q17 Earnings Release

NONINTEREST EXPENSE

Noninterest expense						2Q17 vs.
(dollars in millions)	2Q17	1Q17	4Q16	3Q16	2Q16	1Q17	2Q16
Staff	$1,417	$1,472	$1,395	$1,467	$1,412	(4)%	—%
Professional, legal and other purchased services	319	312	325	292	290	2	10
Software and equipment	232	223	237	215	223	4	4
Net occupancy	139	136	153	143	152	2	(9)
Distribution and servicing	104	100	98	105	102	4	2
Sub-custodian	65	64	57	59	70	2	(7)
Bank assessment charges	59	57	53	61	52	4	13
Business development	63	51	71	52	65	24	(3)
Other	192	167	175	170	188	15	2
Amortization of intangible assets	53	52	60	61	59	2	(10)
M&I, litigation and restructuring charges	12	8	7	18	7	N/M	N/M
Total noninterest expense – GAAP	$2,655	$2,642	$2,631	$2,643	$2,620	—%	1%

Staff expense as a percentage of total revenue	36%	38%	37%	37%	37%

Memo:
Total noninterest expense excluding amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP	$2,590	$2,582	$2,564	$2,564	$2,554	—%	1%
N/M – Not meaningful.

KEY POINTS

•
Total noninterest expense increased 1% year-over-year and less than 1% sequentially. Total noninterest expense, excluding amortization of intangible assets and M&I, litigation and restructuring charges (Non-GAAP), increased 1% year-over-year and less than 1% sequentially.

•
The year-over-year increase primarily reflects higher professional, legal and other purchased services, software and litigation expenses, partially offset by the favorable impact of a stronger U.S. dollar and lower net occupancy expense. The increase in professional, legal and other purchased services primarily reflects expenses related to regulatory and compliance costs, including the 2017 resolution plan. Net occupancy expense decreased as we continued to benefit from the savings generated by the business improvement process.

•
Sequentially, lower staff expense was primarily offset by higher other, business development and software expenses. The decrease in staff expense was primarily driven by the impact of vesting of long-term stock awards for retirement eligible employees recorded in 1Q17.

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BNY Mellon 2Q17 Earnings Release

INVESTMENT SECURITIES PORTFOLIO

At June 30, 2017, the fair value of our investment securities portfolio totaled $118.9 billion. The net unrealized pre-tax gain on our total securities portfolio was $151 million at June 30, 2017 compared with a pre-tax loss of $23 million at March 31, 2017. The improvement in the net unrealized pre-tax gain was primarily driven by a decrease in market interest rates. At June 30, 2017, the fair value of the held-to-maturity securities totaled $40.9 billion and represented 34% of the fair value of the total investment securities portfolio.

The following table shows the distribution of our investment securities portfolio.

Investment securities portfolio (dollars in millions)	March 31, 2017		2Q17 change in unrealized gain (loss)	June 30, 2017			Fair value as a % of amortized cost (a)	Unrealized gain (loss)		Ratings (b)
													BB+ and lower
	Fair value			Amortized cost	Fair value					AAA/ AA-	A+/ A-	BBB+/ BBB-		Not rated
Agency RMBS	$47,680		$79	$49,829	$49,544		99%	$(285)		100%	—%	—%	—%	—%
U.S. Treasury	26,149		47	25,417	25,325		100	(92)		100	—	—	—	—
Sovereign debt/sovereign guaranteed	13,885		(14)	13,880	14,025		101	145		74	6	19	1	—
Non-agency RMBS (c)	1,298		9	948	1,239		82	291		—	1	3	87	9
Non-agency RMBS	670		8	597	627		96	30		7	4	15	73	1
European floating rate notes	639		3	528	523		98	(5)		70	30	—	—	—
Commercial MBS	8,796		20	10,597	10,574		100	(23)		99	1	—	—	—
State and political subdivisions	3,322		21	3,268	3,299		101	31		81	16	—	—	3
Foreign covered bonds	2,144		(4)	2,458	2,471		101	13		100	—	—	—	—
Corporate bonds	1,366		4	1,309	1,318		101	9		17	70	13	—	—
CLOs	2,569		(1)	2,635	2,642		100	7		99	—	—	—	1
U.S. Government agencies	1,985		—	2,196	2,210		101	14		100	—	—	—	—
Consumer ABS	1,456		2	1,326	1,330		100	4		90	4	4	2	—
Other (d)	3,553		—	3,746	3,758		100	12		79	19	—	—	2
Total investment securities	$115,512	(e)	$174	$118,734	$118,885	(e)	100%	$151	(e)(f)	93%	3%	3%	1%	—%
(a)    Amortized cost before impairments.

(b)	Represents ratings by S&P, or the equivalent.

(c)
These RMBS were included in the former Grantor Trust and were marked-to-market in 2009. We believe these RMBS would receive higher credit ratings if these ratings incorporated, as additional credit enhancements, the difference between the written-down amortized cost and the current face amount of each of these securities.

(d)
Includes commercial paper with a fair value of $701 million and $700 million and money market funds with a fair value of $853 million and $896 million at March 31, 2017 and June 30, 2017, respectively.

(e)	Includes net unrealized losses on derivatives hedging securities available-for-sale of $134 million at March 31, 2017 and $251 million at June 30, 2017.

(f)	Unrealized gains of $275 million at June 30, 2017 related to available-for-sale securities, net of hedges.

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BNY Mellon 2Q17 Earnings Release

NONPERFORMING ASSETS

Nonperforming assets (dollars in millions)	June 30, 2017	March 31, 2017	Dec. 31, 2016
Nonperforming loans:
Other residential mortgages	$84	$88	$91
Wealth management loans and mortgages	10	10	8
Financial institutions	2	—	—
Lease financing	—	—	4
Total nonperforming loans	96	98	103
Other assets owned	4	9	4
Total nonperforming assets	$100	$107	$107
Nonperforming assets ratio	0.16%	0.18%	0.17%
Allowance for loan losses/nonperforming loans	171.9	167.3	164.1
Total allowance for credit losses/nonperforming loans	281.3	281.6	272.8

Nonperforming assets decreased $7 million compared with March 31, 2017 and Dec. 31, 2016. The decrease compared with March 31, 2017 primarily reflects lower other assets owned and other residential mortgages.

ALLOWANCE FOR CREDIT LOSSES, PROVISION AND NET CHARGE-OFFS

Allowance for credit losses, provision and net charge-offs (in millions)	June 30, 2017	March 31, 2017	June 30, 2016
Allowance for credit losses - beginning of period	$276	$281	$287
Provision for credit losses	(7)	(5)	(9)
Net recoveries (charge-offs):
Other residential mortgages	1	—	1
Foreign	—	—	1
Net recoveries (charge-offs)	1	—	2
Allowance for credit losses - end of period	$270	$276	$280
Allowance for loan losses	$165	$164	$158
Allowance for lending-related commitments	105	112	122

Page - 10

BNY Mellon 2Q17 Earnings Release

CAPITAL AND LIQUIDITY

Our consolidated capital ratios are shown in the following table. The common equity Tier 1 (“CET1”), Tier 1 and Total risk-based regulatory capital ratios in the first section of the table below are based on Basel III components of capital, as phased-in (referred to as “Transitional ratios”).

Capital ratios	June 30, 2017	March 31, 2017	Dec. 31, 2016
Consolidated regulatory capital ratios: (a)
Standardized Approach:
CET1 ratio	11.8%	12.0%	12.3%
Tier 1 capital ratio	14.1	14.4	14.5
Total (Tier 1 plus Tier 2) capital ratio	14.6	14.9	15.2
Advanced Approach:
CET1 ratio	10.8	10.4	10.6
Tier 1 capital ratio	12.8	12.5	12.6
Total (Tier 1 plus Tier 2) capital ratio	13.2	12.8	13.0
Leverage capital ratio (b)	6.7	6.6	6.6
Supplementary leverage ratio (“SLR”)	6.2	6.1	6.0
BNY Mellon shareholders’ equity to total assets ratio	11.3	11.6	11.6
BNY Mellon common shareholders’ equity to total assets ratio	10.3	10.5	10.6

Selected regulatory capital ratios – fully phased-in – Non-GAAP: (a)(c)
CET1 ratio:
Standardized Approach	11.4%	11.5%	11.3%
Advanced Approach	10.4	10.0	9.7
SLR	6.0	5.9	5.6

(a)
Regulatory capital ratios for June 30, 2017 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches.

(b)	The leverage capital ratio is based on Tier 1 capital, as phased-in and quarterly average total assets.

(c)	Estimated.

CET1 generation in 2Q17 – preliminary	Transitional basis (b)	Fully phased-in – Non-GAAP (c)

(in millions)
CET1 – Beginning of period	$17,606	$16,835
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	926	926
Goodwill and intangible assets, net of related deferred tax liabilities	(47)	(40)
Gross CET1 generated	879	886
Capital deployed:
Dividends	(199)	(199)
Common stock repurchased	(506)	(506)
Total capital deployed	(705)	(705)
Other comprehensive income	410	431
Additional paid-in capital (a)	184	184
Other	(3)	(2)
Total other additions	591	613
Net CET1 generated	765	794
CET1 – End of period	$18,371	$17,629
(a)    Primarily related to stock awards, the exercise of stock options and stock issued for employee benefit plans.
(b)    Reflects transitional adjustments to CET1 required under the U.S. capital rules.
(c)    Estimated.

Page - 11

BNY Mellon 2Q17 Earnings Release

The table presented below compares the fully phased-in Basel III capital components and risk-based ratios to those capital components and ratios determined on a transitional basis.

Basel III capital components and ratios	June 30, 2017 (a)		March 31, 2017		Dec. 31, 2016
(dollars in millions)	Transitional basis (b)	Fully phased-in – Non-GAAP (c)	Transitional basis (b)	Fully phased-in – Non-GAAP (c)	Transitional basis (b)	Fully phased-in – Non-GAAP (c)
CET1:
Common shareholders’ equity	$36,652	$36,432	$35,837	$35,596	35,794	35,269
Goodwill and intangible assets	(17,843)	(18,326)	(17,796)	(18,286)	(17,314)	(18,312)
Net pension fund assets	(72)	(90)	(72)	(90)	(55)	(90)
Equity method investments	(325)	(339)	(326)	(341)	(313)	(344)
Deferred tax assets	(29)	(37)	(27)	(34)	(19)	(32)
Other	(12)	(11)	(10)	(10)	—	(1)
Total CET1	18,371	17,629	17,606	16,835	18,093	16,490
Other Tier 1 capital:
Preferred stock	3,542	3,542	3,542	3,542	3,542	3,542
Deferred tax assets	(8)	—	(7)	—	(13)	—
Net pension fund assets	(18)	—	(18)	—	(36)	—
Other	(18)	(19)	(14)	(14)	(121)	(121)
Total Tier 1 capital	21,869	21,152	21,109	20,363	21,465	19,911

Tier 2 capital:
Trust preferred securities	—	—	—	—	148	—
Subordinated debt	550	550	550	550	550	550
Allowance for credit losses	270	270	276	276	281	281
Other	(2)	(2)	(2)	(2)	(12)	(11)
Total Tier 2 capital - Standardized Approach	818	818	824	824	967	820
Excess of expected credit losses	55	55	51	51	50	50
Less: Allowance for credit losses	270	270	276	276	281	281
Total Tier 2 capital - Advanced Approach	$603	$603	$599	$599	$736	$589

Total capital:
Standardized Approach	$22,687	$21,970	$21,933	$21,187	$22,432	$20,731
Advanced Approach	$22,472	$21,755	$21,708	$20,962	$22,201	$20,500

Risk-weighted assets:
Standardized Approach	$155,313	$154,779	$146,747	$146,122	$147,671	$146,475
Advanced Approach	$170,445	$169,879	$169,195	$168,534	$170,495	$169,227

Standardized Approach:
CET1 ratio	11.8%	11.4%	12.0%	11.5%	12.3%	11.3%
Tier 1 capital ratio	14.1	13.7	14.4	13.9	14.5	13.6
Total (Tier 1 plus Tier 2) capital ratio	14.6	14.2	14.9	14.5	15.2	14.2
Advanced Approach:
CET1 ratio	10.8%	10.4%	10.4%	10.0%	10.6%	9.7%
Tier 1 capital ratio	12.8	12.5	12.5	12.1	12.6	11.8
Total (Tier 1 plus Tier 2) capital ratio	13.2	12.8	12.8	12.4	13.0	12.1
(a)    Preliminary.
(b)    Reflects transitional adjustments to CET1, Tier 1 capital and Tier 2 capital required under the U.S. capital rules.
(c)    Estimated.

BNY Mellon has presented its estimated fully phased-in CET1 and other risk-based capital ratios and the fully phased-in SLR based on its interpretation of the U.S. capital rules, which are being gradually phased-in over a multi-year period, and on the application of such rules to BNY Mellon’s businesses as currently conducted. Management views the estimated fully phased-in CET1 and other risk-based capital ratios and fully phased-in SLR as key measures in monitoring BNY Mellon’s capital position and progress against future regulatory capital standards. Additionally, the presentation of the estimated fully phased-in CET1 and other risk-based capital ratios and fully phased-in SLR are intended to allow investors to compare these ratios with estimates presented by other companies.

Page - 12

BNY Mellon 2Q17 Earnings Release

Our capital and liquidity ratios are necessarily subject to, among other things, BNY Mellon’s further review of applicable rules, anticipated compliance with all necessary enhancements to model calibration, approval by regulators of certain models used as part of RWA calculations, other refinements, further implementation guidance from regulators, market practices and standards and any changes BNY Mellon may make to its businesses. Consequently, our capital and liquidity ratios remain subject to ongoing review and revision and may change based on these factors.

Supplementary Leverage Ratio

The following table presents the SLR on both the transitional and fully phased-in Basel III basis for BNY Mellon and our largest bank subsidiary, The Bank of New York Mellon.

SLR	June 30, 2017 (a)		March 31, 2017		Dec. 31, 2016
(dollars in millions)	Transitional basis	Fully phased-in – Non-GAAP (b)	Transitional basis	Fully phased-in – Non-GAAP (b)	Transitional basis	Fully phased-in – Non-GAAP (b)
Consolidated:
Tier 1 capital	$21,869	$21,152	$21,109	$20,363	$21,465	$19,911

Total leverage exposure:
Quarterly average total assets	$342,515	$342,515	$336,200	$336,200	$344,142	$344,142
Less: Amounts deducted from Tier 1 capital	18,070	18,809	18,016	18,763	17,333	18,887
Total on-balance sheet assets	324,445	323,706	318,184	317,437	326,809	325,255
Off-balance sheet exposures:
Potential future exposure for derivative contracts (plus certain other items)	6,013	6,013	5,898	5,898	6,021	6,021
Repo-style transaction exposures	598	598	536	536	533	533
Credit-equivalent amount of other off-balance sheet exposures (less SLR exclusions)	22,092	22,092	22,901	22,901	23,274	23,274
Total off-balance sheet exposures	28,703	28,703	29,335	29,335	29,828	29,828
Total leverage exposure	$353,148	$352,409	$347,519	$346,772	$356,637	$355,083

SLR - Consolidated (c)	6.2%	6.0%	6.1%	5.9%	6.0%	5.6%

The Bank of New York Mellon, our largest bank subsidiary:
Tier 1 capital	$19,897	$19,125	$19,320	$18,523	$19,011	$17,708
Total leverage exposure	$286,972	$286,604	$281,114	$280,741	$291,022	$290,230

SLR - The Bank of New York Mellon (c)	6.9%	6.7%	6.9%	6.6%	6.5%	6.1%

(a)	Preliminary.

(b)	Estimated.

(c)
The estimated fully phased-in SLR (Non-GAAP) is based on our interpretation of the U.S. capital rules. When the SLR is fully phased-in in 2018 as a required minimum ratio, we expect to maintain an SLR of over 5%. The minimum required SLR is 3% and there is a 2% buffer, in addition to the minimum, that is applicable to U.S. G-SIBs. The insured depository institution subsidiaries of the U.S. G-SIBs, including those of BNY Mellon, must maintain a 6% SLR to be considered “well capitalized.”

Liquidity Coverage Ratio (“LCR”)

The U.S. LCR rules became fully phased-in on Jan. 1, 2017 and require BNY Mellon to meet an LCR of 100%. On a consolidated basis, our average LCR was 116% for 2Q17. High-quality liquid assets (“HQLA”), before haircuts and trapped liquidity, totaled $174 billion at June 30, 2017 and averaged $166 billion for 2Q17.

Page - 13

BNY Mellon 2Q17 Earnings Release

INVESTMENT MANAGEMENT provides investment management services to institutional and retail investors, as well as investment management, wealth and estate planning and private banking solutions to high net worth individuals and families, and foundations and endowments.

(dollars in millions, unless otherwise noted)							2Q17 vs.
	2Q17		1Q17	4Q16	3Q16	2Q16	1Q17	2Q16
Revenue:
Investment management fees:
Mutual funds	$314		$299	$297	$309	$304	5%	3%
Institutional clients	362		348	340	362	344	4	5
Wealth management	169		167	164	166	160	1	6
Investment management fees (a)	845		814	801	837	808	4	5
Performance fees	17		12	32	8	9	N/M	N/M
Investment management and performance fees	862		826	833	845	817	4	6
Distribution and servicing	53		52	48	49	49	2	8
Other (a)	(16)		(1)	(1)	(18)	(10)	N/M	N/M
Total fee and other revenue (a)	899		877	880	876	856	3	5
Net interest revenue	87		86	80	82	82	1	6
Total revenue	986		963	960	958	938	2	5
Provision for credit losses	—		3	6	—	1	N/M	N/M
Noninterest expense (ex. amortization of intangible assets)	683		668	672	680	684	2	—
Amortization of intangible assets	15		15	22	22	19	—	(21)
Total noninterest expense	698		683	694	702	703	2	(1)
Income before taxes	$288		$277	$260	$256	$234	4%	23%
Income before taxes (ex. amortization of intangible assets) – Non-GAAP	$303		$292	$282	$278	$253	4%	20%
Pre-tax operating margin	29%		29%	27%	27%	25%
Adjusted pre-tax operating margin – Non-GAAP (b)	34%		34%	33%	33%	30%

Changes in AUM (in billions): (c)
Beginning balance of AUM	$1,727		$1,648	$1,715	$1,664	$1,639
Net inflows (outflows):
Long-term strategies:
Equity	(2)		(4)	(5)	(6)	(2)
Fixed income	2		2	(1)	(1)	(3)
Liability-driven investments (d)	15		14	(7)	4	15
Multi-asset and alternative investments	1		2	3	7	2
Total long-term active strategies inflows (outflows)	16		14	(10)	4	12
Index	(13)		—	(1)	(3)	(17)
Total long-term strategies inflows (outflows)	3		14	(11)	1	(5)
Short term strategies:
Cash	11		13	(3)	(1)	4
Total net inflows (outflows)	14		27	(14)	—	(1)
Net market impact/other	1		41	(11)	80	71
Net currency impact	29		11	(42)	(29)	(47)
Acquisition	—		—	—	—	2
Ending balance of AUM	$1,771	(e)	$1,727	$1,648	$1,715	$1,664	3%	6%

AUM at period end, by product type: (c)
Equity	9%		9%	9%	9%	9%
Fixed income	11		11	11	11	12
Index	18		19	19	18	18
Liability-driven investments (d)	35		34	34	35	34
Multi-asset and alternative investments	11		11	11	11	11
Cash	16		16	16	16	16
Total AUM	100%	(e)	100%	100%	100%	100%

Average balances:
Average loans	$16,560		$16,153	$15,673	$15,308	$14,795	3%	12%
Average deposits	$14,866		$15,781	$15,511	$15,600	$15,518	(6)%	(4)%

(a)
Total fee and other revenue includes the impact of the consolidated investment management funds, net of noncontrolling interests. See page 25 for a breakdown of the revenue line items in the Investment Management business impacted by the consolidated investment management funds. Additionally, other revenue includes asset servicing, treasury services, foreign exchange and other trading revenue and investment and other income.

(b)
Excludes amortization of intangible assets, provision for credit losses and distribution and servicing expense. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 22 for the reconciliation of this Non-GAAP measure.

(c)	Excludes securities lending cash management assets and assets managed in the Investment Services business.

(d)	Includes currency overlay assets under management.

(e)	Preliminary.
N/M – Not meaningful.

Page - 14

BNY Mellon 2Q17 Earnings Release

INVESTMENT MANAGEMENT KEY POINTS

•
Income before taxes totaled $288 million in 2Q17, an increase of 23% year-over-year and 4% sequentially. Income before taxes, excluding amortization of intangible assets (Non-GAAP), totaled $303 million in 2Q17, an increase of 20% year-over-year and 4% sequentially.

•	Pre-tax operating margin of 29% in 2Q17 increased 438 bps year-over-year and 48 bps sequentially.

•	Adjusted pre-tax operating margin (Non-GAAP) of 34% in 2Q17 increased 397 bps year-over-year and 11 bps sequentially.

•
Total revenue was $986 million, an increase of 5% year-over-year primarily reflecting higher market values, performance fees and net interest revenue. The sequential increase of 2% primarily reflects higher market values and performance fees, partially offset by lower seed capital gains.

•	40% non-U.S. revenue in 2Q17 and 2Q16.

•
Investment management fees increased 5% year-over-year and 4% sequentially, primarily reflecting higher market values and money market fees. The year-over-year increase was partially offset by the unfavorable impact of a stronger U.S. dollar (principally versus the British pound). On a constant currency basis, investment management fees increased 8% (Non-GAAP) year-over-year.

•	Net long-term inflows of $3 billion in 2Q17 reflect inflows of liability-driven and fixed income investments, partially offset by outflows of index investments.

•	Net short-term inflows of $11 billion in 2Q17 were a result of increased distribution through our liquidity portals.

•	Performance fees increased year-over-year primarily reflecting liability-driven investment strategies.

•
Other revenue declined year-over-year primarily reflecting higher payments to Investment Services related to higher money market fees. The sequential decline in other revenue was driven by lower seed capital gains.

•	Net interest revenue increased 6% year-over-year and 1% sequentially, primarily reflecting higher interest rates on lower average deposit levels.

•	Average loans increased 12% year-over-year and 3% sequentially. Record average loans were driven by extending banking solutions to high net worth clients.

•	Average deposits decreased 4% year-over-year and 6% sequentially.

•
Total noninterest expense (excluding amortization of intangible assets) decreased slightly year-over-year, primarily reflecting the favorable impact of a stronger U.S. dollar (principally versus the British pound) and lower professional, legal and other purchased services, partially offset by higher incentive expense. The 2% sequential increase primarily reflects higher business development and distribution and servicing expenses.

Page - 15

BNY Mellon 2Q17 Earnings Release

INVESTMENT SERVICES provides business and technology solutions to financial institutions, corporations, public funds and government agencies, including: asset servicing (custody, foreign exchange, fund services, broker-dealer services, securities finance, collateral and liquidity services), clearing services, issuer services (depositary receipts and corporate trust) and treasury services (global payments, trade finance and cash management).

(dollars in millions, unless otherwise noted)							2Q17 vs.
	2Q17		1Q17	4Q16	3Q16	2Q16	1Q17	2Q16
Revenue:
Investment services fees:
Asset servicing	$1,061		$1,038	$1,043	$1,039	$1,043	2%	2%
Clearing services	393		375	354	347	350	5	12
Issuer services	241		250	211	336	233	(4)	3
Treasury services	139		139	139	136	137	—	1
Total investment services fees	1,834		1,802	1,747	1,858	1,763	2	4
Foreign exchange and other trading revenue	145		153	157	177	161	(5)	(10)
Other (a)	136		129	128	148	130	5	5
Total fee and other revenue	2,115		2,084	2,032	2,183	2,054	1	3
Net interest revenue	761		707	713	715	690	8	10
Total revenue	2,876		2,791	2,745	2,898	2,744	3	5
Provision for credit losses	(3)		—	—	1	(7)	N/M	N/M
Noninterest expense (ex. amortization of intangible assets)	1,889		1,812	1,786	1,812	1,819	4	4
Amortization of intangible assets	38		37	38	39	40	3	(5)
Total noninterest expense	1,927		1,849	1,824	1,851	1,859	4	4
Income before taxes	$952		$942	$921	$1,046	$892	1%	7%
Income before taxes (ex. amortization of intangible assets) – Non-GAAP	$990		$979	$959	$1,085	$932	1%	6%

Pre-tax operating margin	33%		34%	34%	36%	33%
Adjusted pre-tax operating margin (ex. provision for credit losses and amortization of intangible assets) – Non-GAAP	34%		35%	35%	37%	34%

Investment services fees as a percentage of noninterest expense (ex. amortization of intangible assets)	97%		99%	98%	103%	97%

Securities lending revenue	$42		$40	$44	$42	$42	5%	—%

Metrics:
Average loans	$40,931		$42,818	$45,832	$44,329	$43,786	(4)%	(7)%
Average deposits	$200,417		$197,690	$213,531	$220,316	$221,998	1%	(10)%

AUC/A at period end (in trillions) (b)	$31.1	(c)	$30.6	$29.9	$30.5	$29.5	2%	5%
Market value of securities on loan at period end (in billions) (d)	$336		$314	$296	$288	$278	7%	21%

Asset servicing:
Estimated new business wins (AUC/A) (in billions)	$152	(c)	$109	$141	$150	$167

Depositary Receipts:
Number of sponsored programs	1,025		1,050	1,062	1,094	1,112	(2)%	(8)%

Clearing services:
Average active clearing accounts (U.S. platform) (in thousands)	6,159		6,058	5,960	5,942	5,946	2%	4%
Average long-term mutual fund assets (U.S. platform)	$480,532		$460,977	$438,460	$443,112	$431,150	4%	11%
Average investor margin loans (U.S. platform)	$9,812		$10,740	$10,562	$10,834	$10,633	(9)%	(8)%

Broker-Dealer:
Average tri-party repo balances (in billions)	$2,498		$2,373	$2,307	$2,212	$2,108	5%	19%

(a)	Other revenue includes investment management fees, financing-related fees, distribution and servicing revenue and investment and other income.

(b)
Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.2 trillion at June 30, 2017, March 31, 2017, Dec. 31, 2016 and Sept. 30, 2016 and $1.1 trillion at June 30, 2016.

(c)	Preliminary.

(d)
Represents the total amount of securities on loan in our agency securities lending program managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $66 billion at June 30, 2017, $65 billion at March 31, 2017, $63 billion at Dec. 31, 2016, $64 billion at Sept. 30, 2016 and $56 billion at June 30, 2016.

N/M – Not meaningful.

Page - 16

BNY Mellon 2Q17 Earnings Release

INVESTMENT SERVICES KEY POINTS

•	Income before taxes totaled $952 million in 2Q17. Income before taxes, excluding amortization of intangible assets (Non-GAAP), totaled $990 million in 2Q17.

•	The pre-tax operating margin was 33% in 2Q17. The pre-tax operating margin, excluding the provision for credit losses and amortization of intangible assets (Non-GAAP), was 34% in 2Q17.

•	Investment services fees as a percentage of noninterest expense (excluding amortization of intangible assets) was 97% in 2Q17.

•	Investment services fees increased 4% year-over-year and 2% sequentially.

•
Asset servicing fees increased 2% year-over-year and sequentially, primarily reflecting net new business, including growth of collateral management solutions, and higher equity market values. The year-over-year increase was partially offset by the unfavorable impact of a stronger U.S. dollar and the impact of downsizing the retail UK transfer agency business.

•	Clearing services fees increased 12% year-over-year and 5% sequentially, primarily driven by higher money market fees and growth in long-term mutual fund assets.

•	Issuer services fees increased 3% year-over-year, primarily reflecting higher Depositary Receipts revenue. The 4% sequential decrease primarily reflects seasonality in Depositary Receipts revenue.

•
Treasury services fees increased 1% year-over-year, primarily reflecting higher payment volumes, partially offset by higher compensating balance credits provided to clients, which reduces fee revenue and increases net interest revenue.

•	Foreign exchange and other trading revenue decreased 10% year-over-year and 5% sequentially, primarily reflecting lower volatility, partially offset by higher volumes.

•
Other revenue increased 5% both year-over-year and sequentially, primarily reflecting higher payments from Investment Management related to higher money market fees, partially offset by certain fees paid to introducing brokers.

•
Net interest revenue increased 10% year-over-year primarily reflecting the impact of the higher interest rates, partially offset by lower deposits. The 8% sequential increase primarily reflects higher rates.

•
Noninterest expense (excluding amortization of intangible assets) increased 4% year-over-year, primarily reflecting higher expenses from regulatory and compliance costs and additional technology investments, partially offset by the favorable impact of a stronger U.S. dollar. The 4% sequential increase primarily reflects additional technology investments, the unfavorable impact of a weaker U.S. dollar, higher business development expense and increased volume-related clearing and sub-custodian expenses.

Page - 17

BNY Mellon 2Q17 Earnings Release

OTHER SEGMENT primarily includes leasing operations, certain corporate treasury activities, derivatives, global markets, business exits and other corporate revenue and expense items.

(in millions)	2Q17	1Q17	4Q16	3Q16	2Q16
Revenue:
Fee and other revenue	$113	$72	$42	$100	$95
Net interest (expense) revenue	(22)	(1)	38	(23)	(5)
Total revenue	91	71	80	77	90
Provision for credit losses	(4)	(8)	1	(20)	(3)
Noninterest expense (ex. M&I and restructuring charges)	28	106	108	88	53
M&I and restructuring charges	—	1	2	—	3
Total noninterest expense	28	107	110	88	56
Income (loss) before taxes	$67	$(28)	$(31)	$9	$37
Income (loss) before taxes (ex. M&I and restructuring charges) – Non-GAAP	$67	$(27)	$(29)	$9	$40

Average loans and leases	$1,302	$1,341	$2,142	$1,941	$1,703

KEY POINTS

•
Total fee and other revenue increased $18 million compared with 2Q16 and $41 million compared with 1Q17. Both increases primarily reflect lease-related gains and higher income from corporate/bank-owned life insurance. The year-over-year increase was partially offset by the negative impact of foreign exchange translation and lower other income driven by our investments in renewable energy. The sequential increase was partially offset by a net gain related to an equity investment recorded in 1Q17.

•	Net interest revenue decreased $17 million compared with 2Q16 and $21 million compared with 1Q17. Both decreases primarily reflect the impact of higher crediting rates to the businesses.

•	Noninterest expense (excluding M&I and restructuring charges) decreased $25 million compared with 2Q16 and $78 million compared with 1Q17. Both decreases are primarily driven by lower staff expense.

Page - 18

BNY Mellon 2Q17 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(in millions)	Quarter ended			Year-to-date
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016

Fee and other revenue
Investment services fees:
Asset servicing	$1,085	$1,063	$1,069	$2,148	$2,109
Clearing services	394	376	350	770	700
Issuer services	241	251	234	492	478
Treasury services	140	139	139	279	270
Total investment services fees	1,860	1,829	1,792	3,689	3,557
Investment management and performance fees	879	842	830	1,721	1,642
Foreign exchange and other trading revenue	165	164	182	329	357
Financing-related fees	53	55	57	108	111
Distribution and servicing	41	41	43	82	82
Investment and other income	122	77	74	199	179
Total fee revenue	3,120	3,008	2,978	6,128	5,928
Net securities gains	—	10	21	10	41
Total fee and other revenue	3,120	3,018	2,999	6,138	5,969
Operations of consolidated investment management funds
Investment income	10	37	10	47	7
Interest of investment management fund note holders	—	4	—	4	3
Income from consolidated investment management funds	10	33	10	43	4
Net interest revenue
Interest revenue	1,052	960	890	2,012	1,773
Interest expense	226	168	123	394	240
Net interest revenue	826	792	767	1,618	1,533
Total revenue	3,956	3,843	3,776	7,799	7,506
Provision for credit losses	(7)	(5)	(9)	(12)	1
Noninterest expense
Staff	1,417	1,472	1,412	2,889	2,871
Professional, legal and other purchased services	319	312	290	631	568
Software and equipment	232	223	223	455	442
Net occupancy	139	136	152	275	294
Distribution and servicing	104	100	102	204	202
Sub-custodian	65	64	70	129	129
Bank assessment charges (a)	59	57	52	116	105
Business development	63	51	65	114	122
Other (a)	192	167	188	359	376
Amortization of intangible assets	53	52	59	105	116
M&I, litigation and restructuring charges	12	8	7	20	24
Total noninterest expense	2,655	2,642	2,620	5,297	5,249
Income
Income before income taxes	1,308	1,206	1,165	2,514	2,256
Provision for income taxes	332	269	290	601	573
Net income	976	937	875	1,913	1,683
Net (income) loss attributable to noncontrolling interests (includes $(3), $(18),$(4), $(21) and $3 related to consolidated investment management funds, respectively)	(1)	(15)	(2)	(16)	7
Net income applicable to shareholders of The Bank of New York Mellon Corporation	975	922	873	1,897	1,690
Preferred stock dividends	(49)	(42)	(48)	(91)	(61)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$926	$880	$825	$1,806	$1,629

(a)	In the first quarter of 2017, we began disclosing bank assessment charges on a quarterly basis. The bank assessment charges were previously included in other expense.

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BNY Mellon 2Q17 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement - continued

Net income applicable to common shareholders of The Bank of New York Mellon Corporation used for the earnings per share calculation	Quarter ended			Year-to-date
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
(in millions)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$926	$880	$825	$1,806	$1,629
Less: Earnings allocated to participating securities	13	14	13	27	24
Net income applicable to the common shareholders of The Bank of New York Mellon Corporation after required adjustments for the calculation of basic and diluted earnings per common share	$913	$866	$812	$1,779	$1,605

Average common shares and equivalents outstanding of The Bank of New York Mellon Corporation	Quarter ended			Year-to-date
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
(in thousands)
Basic	1,035,829	1,041,158	1,072,583	1,038,479	1,076,112
Diluted	1,041,879	1,047,746	1,078,271	1,044,809	1,081,847

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended			Year-to-date
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
(in dollars)
Basic	$0.88	$0.83	$0.76	$1.71	$1.49
Diluted	$0.88	$0.83	$0.75	$1.70	$1.48

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BNY Mellon 2Q17 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Consolidated Balance Sheet

(dollars in millions, except per share amounts)	June 30, 2017	March 31, 2017	Dec. 31, 2016

Assets
Cash and due from:
Banks	$4,725	$5,366	$4,822
Interest-bearing deposits with the Federal Reserve and other central banks	74,130	65,086	58,041
Interest-bearing deposits with banks	13,601	14,554	15,086
Federal funds sold and securities purchased under resale agreements	27,440	25,776	25,801
Securities:
Held-to-maturity (fair value of $40,862, $40,066 and $40,669)	40,986	40,254	40,905
Available-for-sale	78,274	75,580	73,822
Total securities	119,260	115,834	114,727
Trading assets	5,279	4,912	5,733
Loans	61,673	60,868	64,458
Allowance for loan losses	(165)	(164)	(169)
Net loans	61,508	60,704	64,289
Premises and equipment	1,640	1,307	1,303
Accrued interest receivable	567	551	568
Goodwill	17,457	17,355	17,316
Intangible assets	3,506	3,549	3,598
Other assets	25,000	21,515	20,954
Subtotal assets of operations	354,113	336,509	332,238
Assets of consolidated investment management funds, at fair value	702	1,027	1,231
Total assets	$354,815	$337,536	$333,469
Liabilities
Deposits:
Noninterest-bearing (principally U.S. offices)	$89,063	$79,771	$78,342
Interest-bearing deposits in U.S. offices	48,798	50,991	52,049
Interest-bearing deposits in Non-U.S. offices	97,816	90,529	91,099
Total deposits	235,677	221,291	221,490
Federal funds purchased and securities sold under repurchase agreements	10,934	11,149	9,989
Trading liabilities	4,100	2,816	4,389
Payables to customers and broker-dealers	21,622	21,306	20,987
Commercial paper	876	2,543	—
Other borrowed funds	1,338	1,022	754
Accrued taxes and other expenses	5,670	5,290	5,867
Other liabilities (includes allowance for lending-related commitments of $105, $112 and $112)	6,379	5,733	5,635
Long-term debt	27,699	26,346	24,463
Subtotal liabilities of operations	314,295	297,496	293,574
Liabilities of consolidated investment management funds, at fair value	22	209	315
Total liabilities	314,317	297,705	293,889
Temporary equity
Redeemable noncontrolling interests	181	159	151
Permanent equity
Preferred stock – par value $0.01 per share; authorized 100,000,000 shares; issued 35,826, 35,826 and 35,826 shares	3,542	3,542	3,542
Common stock – par value $0.01 per share; authorized 3,500,000,000 shares; issued 1,349,181,914, 1,345,247,459 and 1,333,706,427 shares	13	13	13
Additional paid-in capital	26,432	26,248	25,962
Retained earnings	24,027	23,300	22,621
Accumulated other comprehensive loss, net of tax	(3,093)	(3,524)	(3,765)
Less: Treasury stock of 316,025,713, 305,370,439 and 286,218,126 common shares, at cost	(10,947)	(10,441)	(9,562)
Total The Bank of New York Mellon Corporation shareholders’ equity	39,974	39,138	38,811
Nonredeemable noncontrolling interests of consolidated investment management funds	343	534	618
Total permanent equity	40,317	39,672	39,429
Total liabilities, temporary equity and permanent equity	$354,815	$337,536	$333,469

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BNY Mellon 2Q17 Earnings Release

SUPPLEMENTAL INFORMATION – EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures based on estimated fully phased-in CET1 and other risk-based capital ratios, the estimated fully phased-in SLR and tangible common shareholders’ equity. BNY Mellon believes that the CET1 and other risk-based capital ratios, on a fully phased-in basis, and the SLR, on a fully phased-in basis, are measures of capital strength that provide additional useful information to investors, supplementing the capital ratios which are, or were, required by regulatory authorities. The tangible common shareholders’ equity ratio, which excludes goodwill and intangible assets, net of deferred tax liabilities, includes changes in investment securities valuations which are reflected in total shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets. BNY Mellon believes that the return on tangible common equity measure is an additional useful measure for investors because it presents a measure of those assets that can generate income. BNY Mellon has provided a measure of tangible book value per common share, which it believes provides additional useful information as to the level of tangible assets in relation to shares of common stock outstanding.

BNY Mellon has presented revenue measures, which exclude the effect of noncontrolling interests related to consolidated investment management funds, and expense measures, which exclude amortization of intangible assets and M&I, litigation and restructuring charges.

Operating margin, operating leverage and return on equity measures, which exclude some or all of these items, as well as the recovery related to Sentinel, are also presented. Operating margin measures may also exclude the provision for credit losses and distribution and servicing expense. BNY Mellon believes that these measures are useful to investors because they permit a focus on period-to-period comparisons, which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. M&I expenses primarily relate to acquisitions and generally continue for approximately three years after the transaction. Litigation charges represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Restructuring charges relate to our streamlining actions and Operational Excellence Initiatives. Excluding the charges mentioned above permits investors to view expenses on a basis consistent with how management views the business.

The presentation of revenue growth on a constant currency basis permits investors to assess the significance of changes in foreign currency exchange rates. Growth rates on a constant currency basis were determined by applying the current period foreign currency exchange rates to the prior period revenue. BNY Mellon believes that this presentation, as a supplement to GAAP information, gives investors a clearer picture of the related revenue results without the variability caused by fluctuations in foreign currency exchange rates.

The presentation of income from consolidated investment management funds, net of net income attributable to noncontrolling interests related to the consolidation of certain investment management funds, permits investors to view revenue on a basis consistent with how management views the business. BNY Mellon believes that these presentations, as a supplement to GAAP information, give investors a clearer picture of the results of its primary businesses.

Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and on a business-level basis.

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BNY Mellon 2Q17 Earnings Release

The following table presents the reconciliation of the pre-tax operating margin ratio.

Reconciliation of income before income taxes – pre-tax operating margin
(dollars in millions)	2Q17	1Q17	4Q16	3Q16	2Q16
Income before income taxes – GAAP	$1,308	$1,206	$1,152	$1,317	$1,165
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	3	18	4	9	4
Add: Amortization of intangible assets	53	52	60	61	59
M&I, litigation and restructuring charges	12	8	7	18	7
Recovery related to Sentinel	—	—	—	(13)	—
Income before income taxes, as adjusted – Non-GAAP (a)	$1,370	$1,248	$1,215	$1,374	$1,227

Fee and other revenue – GAAP	$3,120	$3,018	$2,954	$3,150	$2,999
Income from consolidated investment management funds – GAAP	10	33	5	17	10
Net interest revenue – GAAP	826	792	831	774	767
Total revenue – GAAP	3,956	3,843	3,790	3,941	3,776
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	3	18	4	9	4
Total revenue, as adjusted – Non-GAAP (a)	$3,953	$3,825	$3,786	$3,932	$3,772

Pre-tax operating margin – GAAP (b)(c)	33%	31%	30%	33%	31%
Adjusted pre-tax operating margin – Non-GAAP (a)(b)(c)	35%	33%	32%	35%	33%

(a)
Non-GAAP information for all periods presented excludes net income attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges. Non-GAAP information for 3Q16 also excludes a recovery of the previously impaired Sentinel loan.

(b)	Income before taxes divided by total revenue.

(c)
Our GAAP earnings include tax-advantaged investments such as low income housing, renewable energy, bank-owned life insurance and tax-exempt securities. The benefits of these investments are primarily reflected in tax expense. If reported on a tax-equivalent basis, these investments would increase revenue and income before taxes by $106 million for 2Q17, $101 million for 1Q17, $92 million for 4Q16 and $74 million for 3Q16 and 2Q16 and would increase our pre-tax operating margin by approximately 1.8% for 2Q17 and 1Q17, 1.7% for 4Q16, 1.2% for 3Q16 and 1.3% for 2Q16.

The following table presents the reconciliation of the operating leverage.

Operating leverage				2Q17 vs.
(dollars in millions)	2Q17	1Q17	2Q16	1Q17		2Q16
Total revenue – GAAP	$3,956	$3,843	$3,776	2.94%		4.77%
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	3	18	4
Total revenue, as adjusted – Non-GAAP	$3,953	$3,825	$3,772	3.35%		4.80%

Total noninterest expense – GAAP	$2,655	$2,642	$2,620	0.49%		1.34%
Less: Amortization of intangible assets	53	52	59
M&I, litigation and restructuring charges	12	8	7
Total noninterest expense, as adjusted – Non-GAAP	$2,590	$2,582	$2,554	0.31%		1.41%

Operating leverage – GAAP (a)				245	bps	343	bps
Adjusted operating leverage – Non-GAAP (a)(b)				304	bps	339	bps

(a)	Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.

(b)
Non-GAAP operating leverage for all periods presented excludes net income attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges.

bps – basis points.

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BNY Mellon 2Q17 Earnings Release

The following table presents the reconciliation of the returns on common equity and tangible common equity.

Return on common equity and tangible common equity
(dollars in millions)	2Q17	1Q17	4Q16	3Q16	2Q16
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$926	$880	$822	$974	$825
Add: Amortization of intangible assets	53	52	60	61	59
Less: Tax impact of amortization of intangible assets	19	18	19	21	21
Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP	960	914	863	1,014	863
Add: M&I, litigation and restructuring charges	12	8	7	18	7
Recovery related to Sentinel	—	—	—	(13)	—
Less: Tax impact of M&I, litigation and restructuring charges	3	2	3	5	2
Tax impact of recovery related to Sentinel	—	—	—	(5)	—
Net income applicable to common shareholders of The Bank of New York Mellon Corporation, as adjusted – Non-GAAP (a)	$969	$920	$867	$1,019	$868

Average common shareholders’ equity	$35,862	$34,965	$35,171	$35,767	$35,827
Less: Average goodwill	17,408	17,338	17,344	17,463	17,622
Average intangible assets	3,532	3,578	3,638	3,711	3,789
Add: Deferred tax liability – tax deductible goodwill (b)	1,542	1,518	1,497	1,477	1,452
Deferred tax liability – intangible assets (b)	1,095	1,100	1,105	1,116	1,129
Average tangible common shareholders’ equity – Non-GAAP	$17,559	$16,667	$16,791	$17,186	$16,997

Return on common equity – GAAP (c)	10.4%	10.2%	9.3%	10.8%	9.3%
Adjusted return on common equity – Non-GAAP (a)(c)	10.8%	10.7%	9.8%	11.3%	9.7%

Return on tangible common equity – Non-GAAP (c)	21.9%	22.2%	20.4%	23.5%	20.4%
Adjusted return on tangible common equity – Non-GAAP (a)(c)	22.1%	22.4%	20.5%	23.6%	20.5%

(a)
Non-GAAP information for all periods presented excludes amortization of intangible assets and M&I, litigation and restructuring charges. Non-GAAP information for 3Q16 also excludes a recovery of the previously impaired Sentinel loan.

(b)	Deferred tax liabilities are based on fully phased-in Basel III capital rules.

(c)	Quarterly returns are annualized.

The following table presents the reconciliation of the book value per common share.

Book value per common share	June 30, 2017	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016
(dollars in millions, unless otherwise noted)
BNY Mellon shareholders’ equity at period end – GAAP	$39,974	$39,138	$38,811	$39,695	$38,559
Less: Preferred stock	3,542	3,542	3,542	3,542	2,552
BNY Mellon common shareholders’ equity at period end – GAAP	36,432	35,596	35,269	36,153	36,007
Less: Goodwill	17,457	17,355	17,316	17,449	17,501
Intangible assets	3,506	3,549	3,598	3,671	3,738
Add: Deferred tax liability – tax deductible goodwill (a)	1,542	1,518	1,497	1,477	1,452
Deferred tax liability – intangible assets (a)	1,095	1,100	1,105	1,116	1,129
BNY Mellon tangible common shareholders’ equity at period end – Non-GAAP	$18,106	$17,310	$16,957	$17,626	$17,349

Period-end common shares outstanding (in thousands)	1,033,156	1,039,877	1,047,488	1,057,337	1,067,674

Book value per common share – GAAP	$35.26	$34.23	$33.67	$34.19	$33.72
Tangible book value per common share – Non-GAAP	$17.53	$16.65	$16.19	$16.67	$16.25

(a)	Deferred tax liabilities are based on fully phased-in Basel III capital rules.

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BNY Mellon 2Q17 Earnings Release

The following table presents the impact of changes in foreign currency exchange rates on our consolidated investment management and performance fees.

Investment management and performance fees – Consolidated			2Q17 vs.
(dollars in millions)	2Q17	2Q16	2Q16
Investment management and performance fees – GAAP	$879	$830	6%
Impact of changes in foreign currency exchange rates	—	(26)
Investment management and performance fees, as adjusted – Non-GAAP	$879	$804	9%

The following table presents income from consolidated investment management funds, net of noncontrolling interests.

Income from consolidated investment management funds, net of noncontrolling interests
(in millions)	2Q17	1Q17	4Q16	3Q16	2Q16
Income from consolidated investment management funds	$10	$33	$5	$17	$10
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	3	18	4	9	4
Income from consolidated investment management funds, net of noncontrolling interests	$7	$15	$1	$8	$6

The following table presents the impact of changes in foreign currency exchange rates on investment management fees reported in the Investment Management business.

Investment management fees - Investment Management business			2Q17 vs.
(dollars in millions)	2Q17	2Q16	2Q16
Investment management fees – GAAP	$845	$808	5%
Impact of changes in foreign currency exchange rates	—	(25)
Investment management fees, as adjusted – Non-GAAP	$845	$783	8%

The following table presents the revenue line items in the Investment Management business impacted by the consolidated investment management funds.

Income (loss) from consolidated investment management funds, net of noncontrolling interests - Investment Management business
(in millions)	2Q17	1Q17	4Q16	3Q16	2Q16
Investment management fees	$2	$2	$4	$2	$3
Other (Investment income (loss))	5	13	(3)	6	3
Income from consolidated investment management funds, net of noncontrolling interests	$7	$15	$1	$8	$6

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BNY Mellon 2Q17 Earnings Release

The following table presents the reconciliation of the pre-tax operating margin for the Investment Management business.

Pre-tax operating margin - Investment Management business
(dollars in millions)	2Q17	1Q17	4Q16	3Q16	2Q16
Income before income taxes – GAAP	$288	$277	$260	$256	$234
Add: Amortization of intangible assets	15	15	22	22	19
Provision for credit losses	—	3	6	—	1
Adjusted income before income taxes, excluding amortization of intangible assets and provision for credit losses – Non-GAAP	$303	$295	$288	$278	$254

Total revenue – GAAP	$986	$963	$960	$958	$938
Less: Distribution and servicing expense	104	101	98	104	102
Adjusted total revenue, net of distribution and servicing expense – Non-GAAP	$882	$862	$862	$854	$836

Pre-tax operating margin – GAAP (a)	29%	29%	27%	27%	25%
Adjusted pre-tax operating margin, excluding amortization of intangible assets, provision for credit losses and distribution and servicing expense – Non-GAAP (a)	34%	34%	33%	33%	30%
(a)    Income before taxes divided by total revenue.

DIVIDENDS

Common – On July 20, 2017, The Bank of New York Mellon Corporation declared a quarterly common stock dividend of $0.24 per share, an increase from the prior dividend amount of $0.19 per common share. This cash dividend is payable on Aug. 11, 2017 to shareholders of record as of the close of business on Aug. 1, 2017.

Preferred – On July 20, 2017, The Bank of New York Mellon Corporation declared the following dividends for the noncumulative perpetual preferred stock, liquidation preference $100,000 per share, for the dividend period ending in September 2017, in each case payable on Sept. 20, 2017 to holders of record as of the close of business on Sept. 5, 2017:

•
$1,022.22 per share on the Series A Preferred Stock (equivalent to $10.2222 per Normal Preferred Capital Security of Mellon Capital IV, each representing a 1/100th interest in a share of the Series A Preferred Stock);

•	$1,300.00 per share on the Series C Preferred Stock (equivalent to $0.3250 per depositary share, each representing a 1/4,000th interest in a share of the Series C Preferred Stock); and

•	$2,312.50 per share on the Series F Preferred Stock (equivalent to $23.1250 per depositary share, each representing a 1/100th interest in a share of the Series F Preferred Stock).

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BNY Mellon 2Q17 Earnings Release

CAUTIONARY STATEMENT

A number of statements (i) in this Earnings Release, (ii) in our presentations and (iii) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including our estimated capital ratios and expectations relating to those ratios, preliminary business metrics and statements regarding our strategy, growth, positioning and focus. These statements may be expressed in a variety of ways, including the use of future or present tense language. Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “may,” “will,” “strategy,” “opportunities,” “trends” and words of similar meaning signify forward-looking statements. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors described in this Earnings Release are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2016, the Quarterly Report on Form 10-Q for the period ended March 31, 2017 and BNY Mellon’s other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Release speak only as of July 20, 2017, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

ABOUT BNY MELLON

BNY Mellon is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment management and investment services in 35 countries and more than 100 markets. As of June 30, 2017, BNY Mellon had $31.1 trillion in assets under custody and/or administration, and $1.8 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Additional information is available on www.bnymellon.com. Follow us on Twitter @BNYMellon or visit our newsroom at www.bnymellon.com/newsroom for the latest company news.

CONFERENCE CALL INFORMATION

Gerald L. Hassell, chairman, Thomas P. Gibbons, vice chairman and chief financial officer, and Charles W. Scharf, chief executive officer, along with other members of the executive management team from BNY Mellon, will host a conference call and simultaneous live audio webcast at 8:00 a.m. EDT on July 20, 2017. This conference call and audio webcast will include forward-looking statements and may include other material information.

Investors and analysts wishing to access the conference call and audio webcast may do so by dialing (800) 390-5696 (U.S.) or (719) 325-2110 (International), and using the passcode: 445371, or by logging on to www.bnymellon.com/investorrelations. Earnings materials will be available at www.bnymellon.com/investorrelations beginning at approximately 6:30 a.m. EDT on July 20, 2017. Replays of the conference call and audio webcast will be available beginning July 20, 2017 at approximately 2 p.m. EDT through Aug. 20, 2017 by dialing (888) 203-1112 (U.S.) or (719) 457-0820 (International), and using the passcode: 6203153. The archived version of the conference call and audio webcast will also be available at www.bnymellon.com/investorrelations for the same time period.

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